Exhibit 3.18(a)

CERTIFICATE OF INCORPORATION

of

ROBERT J. BAER, INC.,

Dated: October 1, 1946

Law Offices,

FRANK I.A. KENT,

614 Central Avenue, E. Orange

Exhibit 3.18(a)

CERTIFICATE OF INCORPORATION

ROBERT J. BAER, INC.,

This is to certify that We, Oscar A. Hauger, Helen Kent and Frank I.A. Kent, do hereby associate ourselves into a Corporation under and by virtue of the provisions of an act of the Legislature of the State of New Jersey, entitled, “An act concerning Corporations (Revision of 1937, Title 14)” and the several supplements thereto and acts amendatory thereof and do severally agree to take the number of shares of capital stock set opposite our respective names:

FIRST:	The name of the Corporation is:

ROBERT J. BAER, INC.,

SECOND:	The location of the principal office in this State is at #614 Central Avenue, East Orange, N.J. The name of the agent therein and in charge thereof, upon whom process against this Corporation may be served is FRANK I.A. KENT.

THIRD:	The objects for which this Corporation is formed are:

To carry on the business of road builders, excavators, Truckers and general contractors, and generally to erect, repair and make alterations to bridges, buildings and works of every kind and nature; to engage in the business of and engage in the sale of sand, gravel, road materials, fill, top soil, the refining and washing of sand and generally to engage in the business of buying, selling and manufacture of building and road materials of every kind and nature; to carry on the business of real estate operators, brokers and investors; to carry on a general insurance business, and to acquire by purchase or otherwise hold, own, develop, improve, sell, convey, exchange, mortgage, lease or otherwise deal or trade in and dispose of real property and any estate, interest or rights therein and to have and exercise all the rights, powers and privileges now or hereafter belonging or conferred upon Corporations organized under the provisions and laws of the State of New Jersey. The Corporation shall have power to conduct its business in all its branches, and have one or more offices.

FOURTH:	The total authorized capital stock of this Corporation is two hundred and fifty (250) shares, without nominal or par value. All or any part of the shares of stock, without nominal or par value may be issued by the Corporation from time to time for such consideration as may be determined upon and fixed by the Board of Directors as provided by law.

FIFTH:	The names and post-office addresses of the incorporators and the number of shares of stock subscribed for by each, the aggregate of which, fifty (50) shares is the amount of capital stock with which this Company will commence business are:

NAMES	POST OFFICE ADDRESS	NO. OF SHARES
OSCAR A. HAUGER	614 CENTRAL AVE., E. ORANGE	-25-
HELEN KENT	614 CENTRAL AVE., E. ORANGE	-24-
FRANK I.A. KENT	614 CENTRAL AVE., E. ORANGE	-1-

SIXTH:	The period of existence of this Corporation is unlimited.

IN WITNESS WHEREOF, We have hereunto set our hands and seals this 1st day of October, 1946.

Signed, sealed and delivered in the presence of	/s/ Oscar A. Hauger	L.S.
OSCAR A. HAUGER

/s/ Louis J. Goldberg	/s/ Helen Kent	L.S.
LOUIS J. GOLDBERG	HELEN KENT

/s/ Frank I. A. Kent	L.S.
FRANK I.A. KENT

State of New Jersey )

ss

County of Essex      )

BE IT REMEMBERED that on this 1st day of October, 1946, before me, the subscriber, an Attorney at Law of New Jersey, personally appeared OSCAR A. HAUGER, HELEN KENT and FRANK I.A. KENT, who, I am satisfied are the persons named in and who executed the foregoing certificate, and I having first made known to them the contents thereof, they did each acknowledge that they signed, sealed and delivered the same as their voluntary act and deed, for the uses and purposes therein expressed.

/s/ Louis J. Goldberg
LOUIS J. GOLDBERG An Attorney at Law of New Jersey

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